UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2024

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001	NIHK	OTCMKTS

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 20, 2024, the Board of Directors of Video River Networks, Inc. (the “Company”), approved the disengagement of DylanFloyd Accounting & Consulting (“DylanFloyd”) as the Company’s independent registered public accounting firm.

On June 20, 2024, the Board of Directors (the “Board”) of Video River Networks, Inc. (the “Company”) approved the engagement of OLAYINKA OYEBOLA & CO. (“OLAYINKA OYEBOLA & CO.”) as the Company’s new independent registered public accounting firm for years starting with current calender year ending December 31, 2024 going forward, and other reviews related to the Company’s quarterly reports starting with current quarter of June 30, 2024. The change became effective upon OLAYINKA OYEBOLA & CO.’s completion of its standard client acceptance process and execution of attached engagement letter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter of OLAYINKA OYEBOLA & CO. dated June 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Video River Networks, Inc.

Dated:	June 25, 2024	By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO